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Exhibit 99.1

Consent of Centerview Partners LLC

        We hereby consent to (i) the inclusion of the text of our opinion letter, dated April 16, 2012, to the Board of Directors of DTS, Inc. ("DTS") as Annex B to Amendment No. 1 to the Proxy Statement/Prospectus, forming a part of the Registration Statement on Form S-4 (the "Registration Statement") filed by DTS with the Securities and Exchange Commission (the "Commission"), relating to the proposed Merger (as such term is defined in the Agreement and Plan of Merger and Reorganization, dated as of April 16, 2012, by and among DTS, DTS Merger Sub, Inc., DTS LLC and SRS Labs, Inc.) and (ii) the reference to such opinion under the headings "Summary—Opinion of Centerview Partners LLC", "Risk Factors—The fairness opinions delivered by Centerview and Covert & Co. will not reflect changes in circumstances between signing the Merger Agreement and the completion of the Merger", "Risk Factors—The financial analyses and forecasts considered by DTS and SRS and by the financial advisor to a strategic transaction committee of the board of directors of DTS and the financial advisor to the board of directors of SRS may not be realized, which may adversely affect the market price of shares of DTS common stock following the Merger", "The Merger—Background of the Merger", "The Merger—DTS' Reasons for the Merger", "The Merger—Opinion of Centerview Partners LLC", "The Merger—Certain Financial Forecasts Utilized by DTS in Connection with the Merger" and "The Merger Agreement—Representations and Warranties". in the Registration Statement. In giving such consent, we disclaim, and do not admit, (a) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Commission promulgated thereunder, or (b) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Dated: June 15, 2012

CENTERVIEW PARTNERS LLC

By: /s/ CENTERVIEW PARTNERS LLC

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  Exhibit 99.1